Exhibit 99.1

Femco Steel Technology Co., Ltd. Announces Opening of Taipei Flagship Store for Its Propriety Brand KBS

Taipei, Taiwan, August 1, 2024 – Femco Steel Technology Co., Ltd. (“FST” or the “Company”), an innovative golf shaft manufacturer in a proposed business combination (the “Business Combination”) with, among others, Chenghe Acquisition I Co. (Nasdaq: LATG) (“Chenghe”), announces that its proprietary brand KBS, a renowned golf club shaft brand and lifestyle innovator, today celebrated the grand opening of its flagship store in Taipei, ushering in a new era of exceptional golfing experiences. This impressive 5,000 square-foot destination, strategically located in the heart of the city’s prestigious commercial district, represents a significant milestone in KBS’s commitment to elevating the game of golf for players of all levels.

“This flagship store is the embodiment of our relentless pursuit to provide golfers with unparalleled innovations that enhance their passion for the sport,” said David Chuang, CEO and Chairman of FST. “From PGA professionals to devoted amateurs, the KBS Golf Experience Taipei has been meticulously crafted to cater to the unique needs and desires of every golfer who walks through our doors.”

The store’s design seamlessly blends premium materials and state-of-the-art technology, creating a truly immersive customer journey. Showcasing FST’s KBS core product lineup, including shafts crafted from premium steel, composite materials, and fibers, the store also features a curated selection of golf accessories and lifestyle items, allowing customers to fully embrace the KBS lifestyle.

Dedicated fitting and retrofitting stations, equipped with the latest diagnostic tools, empower golfers to fine-tune their equipment for optimal performance. Moreover, the store boasts several advanced golf simulators, providing an unparalleled opportunity for swing evaluation and analysis, enabling customers to refine their skills and unlock their true potential on the course.

“Innovation has always been at the heart of KBS, and this flagship store is a testament to our unwavering commitment to elevating the golfing experience,” said Kim Braly, Head of Design at KBS. “From the moment you step through our doors, you’ll be immersed in a world where tradition and technology seamlessly converge, creating an unparalleled haven for golf enthusiasts.”

Complementing the exceptional product and service offerings, the KBS Golf Experience Taipei features a dedicated bar and lounge area, providing a vibrant social hub where golfers can gather, share stories, and connect with like-minded individuals. This unique blend of premium golf experiences and a dynamic community setting sets the stage for an unmatched exploration of the sport.

The grand opening celebration on August 1, 2024, at 2:00 PM, will officially unveil this exceptional golf destination to the public, inviting golfers to discover the endless possibilities that await them at the KBS Flagship Store in Taipei.

FST Corp. and Femco Steel Technology Co., Ltd.

For media inquiries, please contact:

Kathee Lin

Email: kathee.lin@fstshafts.com

About Chenghe

Chenghe is a special purpose acquisition corporation incorporated under the laws of Cayman Islands for the purpose of effecting mergers, share exchanges, asset acquisitions, share purchases, reorganizations or similar business combinations with one or more businesses. While Chenghe may pursue an acquisition opportunity in any business, industry, sector or geographical location, it intends to focus search for an initial business combination on the cutting-edge new economic industries, including but not limited to TMT, green energy, biotechnology, optoelectronics, etc. in the Asia Pacific where Chenghe can benefit from huge potentials and achieve long-term capital growth. For more information, visit https://chengheinv.com/chenghe-acquisition-i-co/.

About FST

FST is a Taiwan-based company mainly engaged in the research and development, production and sales of golf shafts. Its customers cover the world’s major golf brand manufacturers and distributors. In addition to contract manufacturing of steel golf shafts, the Company also designs, manufactures and sells high-quality golf shafts with exceptional craftsmanship and advanced technology under its proprietary brands, like KBS, a renowned golf club shaft brand and lifestyle innovator. Trusted by PGA professionals worldwide, KBS shafts have set a new standard in steel shafts, achieving unprecedented growth and acclaim. For more information, visit https://fstshafts.com.tw/ and www.kbsgolfshafts.com.

Additional Information and Where to Find It

As previously announced, on December 22, 2023, Chenghe entered into an Business Combination Agreement (as amended from time to time, the “Business Combination Agreement”) with FST Corp., a Cayman Islands exempted company limited by shares (“CayCo”), FST Merger Ltd., a Cayman Islands exempted company limited by shares and a direct wholly owned subsidiary of CayCo, (“Merger Sub”) and the Company, pursuant to which, among other transactions, on the terms and subject to the conditions set forth therein, Merger Sub shall be merged with and into Chenghe with Chenghe being the surviving company and as a direct, wholly owned subsidiary of CayCo (the “Merger”), and Chenghe will change its name to “FST Ltd.” (the “Business Combination”).

In connection with the proposed Business Combination, CayCo filed a registration statement on Form F-4 (the “Registration Statement”) with the SEC, which includes a proxy statement to Chenghe shareholders and a prospectus for the registration of CayCo securities. After the Registration Statement is declared effective by the SEC, the definitive proxy statement/prospectus and other relevant documents will be sent to all Chenghe shareholders as of the record date to be established for voting on the proposed Business Combination and will contain important information about the proposed Business Combination and related matters. Shareholders of Chenghe and other interested persons are advised to read these materials (including any amendments or supplements thereto) and any other relevant documents, because they will contain important information about Chenghe, the Company and CayCo and the proposed Business Combination. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom. Chenghe, the Company and CayCo will also file other documents regarding the proposed Business Combination with the SEC.

This press release is provided for informational purposes only and contains information with respect to the proposed Business Combination between Chenghe, FST, CayCo and Merger Sub. This press release does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Investors and security holders will be able to obtain free copies of the Registration Statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC by Chenghe and CayCo through the website maintained by the SEC at www.sec.gov. The documents filed by Chenghe and CayCo with the SEC also may be obtained free of charge upon written request to Chenghe Acquisition I Co., 38 Beach Road #29-11, South Beach Tower, Singapore.

Participants in the Solicitation

This press release is not a solicitation of a proxy from any investor or securityholder. Chenghe, FST, CayCo and their respective directors, executive officers, other members of management, and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies from Chenghe’s shareholders in connection with the proposed business combination. A list of the names of the directors, executive officers, other members of management and employees of Chenghe and the Company, as well as information regarding their interests in the business combination, is contained in the Registration Statement filed with the SEC by CayCo. Additional information regarding the interests of such potential participants in the solicitation process may also be included in other relevant documents when they are filed with the SEC. You may obtain free copies of these documents from the sources indicated above.

No Offer or Solicitation

This press release is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed Business Combination and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, or an exemption therefrom.

Caution About Forward-Looking Statements

This press release contains forward-looking statements for purposes of the “safe harbor” provisions under the United States Private Securities Litigation Reform Act of 1995. Any statements other than statements of historical fact contained herein are forward-looking statements and are based on beliefs and assumptions and on information currently available to Chenghe, the Company and CayCo. No representations or warranties, express or implied are given in, or in respect of, this press release. These forward-looking statements are based on Chenghe’s, the Company’s and CayCo’s expectations and beliefs concerning future events and involve risks and uncertainties that may cause actual results to differ materially from current expectations. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” “target,” “seek” or the negative or plural of these words, or other similar expressions that are predictions or indicate future events or prospects, although not all forward-looking statements contain these words, but the absence of these words does not mean that a statement is not forward-looking.

These forward-looking statements and factors that may cause actual results to differ materially from current expectations include, without limitation, statements regarding future financial and operating results, Chenghe’s, the Company’s and CayCo’s plans, objectives, expectations and intentions, and other statements that are not historical facts. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability.

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Registration Statement referenced above and other documents filed by Chenghe and CayCo from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. There may be additional risks that neither Chenghe nor the Company and CayCo presently know, or that Chenghe and the Company and/or CayCo currently believe are immaterial, that could cause actual results to differ from those contained in the forward-looking statements. For these reasons, among others, investors and other interested persons are cautioned not to place undue reliance upon any forward-looking statements in this press release. Neither Chenghe, the Company nor CayCo undertakes any obligation to publicly revise these forward–looking statements to reflect events or circumstances that arise after the date of this press release, except as required by applicable law.